Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-218607) of Sunesis Pharmaceuticals, Inc.,
(2)	Registration Statement (Form S-8 No. 333-174732) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,
(3)	Registration Statement (Form S-8 No. 333-180101) and Registration Statement (Form S-8 No. 333-187234) pertaining to the 2011 Equity Incentive Plan of Sunesis Pharmaceuticals, Inc.,
(4)

Registration Statement (Form S-8 No. 333-195781) and Registration Statement (Form S-8 No. 333-202696) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,

(5)	Registration Statement (Form S-8 No. 333-210183) and Registration Statement (Form S-8 No 333-223632) pertaining to the 2011 Equity Incentive Plan of Sunesis Pharmaceuticals, Inc., and
(6)	Registration Statement (Form S-8 No. 333-217849) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.
(7)	Registration Statement (Form S-8 No. 333-231342) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.

of our report dated March 10, 2020, with respect to the consolidated financial statements of Sunesis Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah

March 10, 2020